UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2025

CIMG Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39338	38-3849791
(State or other jurisdiction of incorporation or organization	(Commission File No.)	(IRS Employer Identification No.)

Room R2, FTY D, 16/F, Kin Ga Industrial Building,

9 San On Street, Tuen Mun, Hong Kong

(Address of principal executive offices)

+ 852 70106695

Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	IMG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The board of directors (the “Board”) of CIMG Inc. (the “Company”) has appointed Mr. Wenlong Tong as President of the Company, effective October 5, 2025 (the “Commencement Date”).

Mr. Wenlong Tong, 36, has served as Manager of the South China Major Client Team at Zhongshishun Technology (Beijing) Co., Ltd. since 2020. In this role, Mr. Tong has led financial-industry infrastructure projects serving major banks, including China Merchants Bank and Ping An Bank, and directed regional business development across Guangdong Province. From 2017 to 2020, Mr. Tong served as a Co-Founder of Guangdong Qukongcun Technology Co., Ltd., where he oversaw the development of a membership-based social e-commerce platform focused on private domain traffic conversion and logistics integration for consumer goods across categories such as beauty and skincare, maternal and child supplies, and health foods. From 2015 to 2017, Mr. Tong served as a Co-Founder of Guangzhou Chopsticks Cloud E-Commerce Co., Ltd., an e-commerce cloud platform serving small and medium-sized enterprises in South China. During this period, Mr. Tong established the “Three Soy Eggs” self-media platform to provide consulting and design services for Internet-based business models. He holds an MBA in Business Administration from Shenzhen University Management School and a Bachelor’s degree in Computer Network and Application from Siyuan College, Xi’an Jiaotong University.

Mr. Tong brings to the Company more than five years of leadership experience in financial technology, e-commerce, smart city initiatives, new energy and strategic execution, with a proven record of driving operational growth and implementing innovative technology solutions.

There are no arrangements or understandings between Mr. Tong and any other person pursuant to which he was appointed as the President, and he has no transactions, relationships or arrangements with the Company that would require disclosure under Item 404(a) of Regulation S-K. Further, there are no family relationships among any of the Company’s directors, executive officers and Mr. Tong.

In connection with his appointment as President, effective as of the Commencement Date, the Company and Mr. Tong entered into an employment agreement (the “Employment Agreement”) that provides for Mr. Tong to be paid an annual salary of $24,000 per year. Mr. Tong is also eligible for a discretionary bonus as determined by the Board. Mr. Tong is eligible for other employee benefits in accordance with the Company’s policies and plans.

The Employment Agreement is effective from the Commencement Date to May, 31, 2027 and shall only be renewed upon a written agreement by both parties.

A copy of the Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary of the terms of the Employment Agreement is subject to, and qualified in its entirety by, such document.

Item 7.01 Regulation FD Disclosure.

On October 9, 2025, the Company issued a press release announcing the appointment of Mr. Tong, a copy of which is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1 to this report, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liability under that section or Section 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The information contained in this Item 7.01 and Exhibit 99.1 shall not be incorporated by reference into any filing under the Exchange Act or the Securities Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement dated as of October 5, 2025 by and between the Company and Wenlong Tong.
99.1	Press Release announcing the Appointment of Mr. Wenlong Tong, issued October 9, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIMG Inc.

Dated: October 09, 2025	By:	/s/ Jianshuang Wang
	Name:	Jianshuang Wang
	Title:	Chief Executive Officer